Exhibit 10(q)

ZAPATA CORPORATION INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (“Agreement”) is made effective as of February 28, 2003 by and between ZAPATA CORPORATION, a Nevada corporation (the “Company”), and Warren H. Gfeller (“Indemnitee”).

     WHEREAS, the Company desires to retain and attract the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

     WHEREAS, the Company and Indemnitee recognize the substantial increase in the risks presented by corporate litigation involving directors and officers; and

     WHEREAS, in view of these considerations, the Company desires that Indemnitee shall be indemnified by the Company as set forth herein.

     NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

          1.   Certain Definitions.

               (a)    “Change In Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or the Glazers, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

               (b)    “Claim” shall mean any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

               (c)       References to the “Company” shall include, in addition to Zapata Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Zapata Corporation (or any of its wholly owned subsidiaries) has been or becomes a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

               (d)    “Expenses” shall mean any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim regarding any Indemnifiable Event and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

               (e)    “Expense Advance” shall mean an advance payment of Expenses to Indemnitee pursuant to Section 3(a).

               (f)    “Glazers” shall mean Malcolm Glazer, the Malcolm I. Glazer Family Limited Partnership, the Malcolm I. Glazer General Partnership, Inc., any relative of Malcolm Glazer, including, but not limited to, his wife and his offspring, the executor or legal representative of Malcolm Glazer upon his death or disability, and any entity controlled by the foregoing persons or entities, directly or indirectly.

               (g)    “Indemnifiable Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or any predecessor of the Company or subsidiary, or is or was serving at the request of the Company or a predecessor of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

               (h)    “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

               (i)   References to “Other Enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries.

               (j)    “Reviewing Party” shall mean (i) the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to the particular Claim for which Indemnitee is seeking indemnification, (ii) or, if so ordered by the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to the particular Claim for which Indemnitee is seeking indemnification, Independent Legal Counsel in a written opinion, or (iii) if a quorum consisting of directors who were not parties to the particular Claim for which Indemnitee is seeking indemnification cannot be found, then Independent Legal Counsel in a written opinion.

               (k)    “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

          2.    Indemnification.

               (a)    Indemnification of Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim by reason of (or arising in part out of) any Indemnifiable Event against Expenses, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than thirty (30) business days after written demand by Indemnitee therefor is presented to the Company (or, if demand is made pursuant to Section 3(a) hereof, then no later than the date set forth in such section).

               (b)    Reviewing Party. Notwithstanding the foregoing, the obligations of the Company under Section 2(a) shall be subject to the condition that (except as provided in Section 2(e) or as ordered by a court or advanced pursuant to Section 3(a) hereof), the Reviewing Party shall have determined that indemnification is proper in the circumstances. If there has not been a Change in Control, the Reviewing Party shall be determined by the Board of Directors as set forth in Section 1(j) above, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

               (c)    Independent Legal Counsel. With respect to all matters arising concerning the rights of Indemnitee to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Company’s articles of incorporation or bylaws as now or hereafter in effect, Independent Legal Counsel, if called for under this Agreement, shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

               (d)    Change In Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), then, if desired by Indemnitee, Indemnitee shall have the right to choose Independent Legal Counsel as provided for in Section 2(c) above.

               (e)    Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Claim relating in whole or in part to an Indemnifiable Event, or in defense of any issue or matter therein, including, without limitation, the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

               (f)    Contribution. If the indemnification provided for in Section 2(a) above for any reason is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any Expenses, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount of Expenses paid or payable by Indemnitee (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2(f) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

          3.    Advancement of Expenses; Indemnification Procedure.

               (a)    Advancement of Expenses.

                       (i)   Subject to Section 3(a)(ii), the Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than twenty (20) business days after written demand by Indemnitee therefor to the Company.

                       (ii)   The obligation of the Company to make an Expense Advance shall be conditioned upon receipt by the Company of an undertaking by or on behalf of Indemnitee to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction (in a final judicial determination as to which all rights of appeal have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company. Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon.

               (b)    Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address or facsimile number shown on the signature page of this Agreement (or such other address or facsimile number as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

               (c)    No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

               (d)    Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 3(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

               (e)    Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (not to be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense; (ii) Indemnitee shall have the right to employ its own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company.

          4.   Additional Indemnification Rights; Nonexclusivity.

               (a)    Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s articles of incorporation or bylaws (as now or hereafter in effect), or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 9(a) hereof.

               (b)   Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s articles of incorporation or its bylaws (as now or hereafter in effect), any other agreement, any vote of stockholders or disinterested directors, the Nevada Revised Statutes, Chapter 78, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

          5.    No Duplication Of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s articles of incorporation, bylaws (as now or hereafter in effect) or otherwise) of the amounts otherwise indemnifiable hereunder.

          6.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

          7.    Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

          8.    Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

          9.    Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

               (a)    Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law.

               (b)    Claims Initiated by Indemnitee. To indemnify or to make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this

Agreement or any other agreement or insurance policy or under the Company’s articles of incorporation or bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under the Nevada Revised Statutes, Chapter 78, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

               (c)    Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

               (d)    Claims Under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

          10.    Period Of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

          11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument.

          12.    Binding Effect; Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

          13.    Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

          14.   Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, (ii) if sent by facsimile with written evidence of successful transmission, on the date of such transmission, or (iii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

          15.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          16.    Choice Of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Nevada as applied to contracts between Nevada residents entered into and to be performed entirely within the State of Nevada, without regard to conflict of laws provisions which would otherwise require application of the substantive law of another jurisdiction.

          17.    Amendment And Termination. No supplement, amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

          18.    Integration and Entire Agreement. This Agreement together with the articles of incorporation and by-laws sets forth the entire understanding between the parties hereto and, except for any indemnification agreement entered into between Indemnitee and the Company (or its predecessor) prior to the date hereof (the “Existing Indemnification Agreement”), supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, except that to the extent any Existing Indemnification Agreement provides Indemnitee with any greater rights than those provided for hereunder, such rights shall continue to exist and be in full force and effect.

          19.    No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

          20.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

ZAPATA CORPORATION

By: /s/ LEONARD DISALVO
Name: Leonard DiSalvo
Title: Vice President – Finance and Chief Financial Officer
Address:	100 Meridian Centre, Suite 350
Rochester, New York 14618 Tel: 585-242-2000 Fax: 585-242-8677

AGREED TO AND ACCEPTED

INDEMNITEE: /s/	WARREN H. GFELLER

Warren H. Gfeller

SCHEDULE TO EXHIBIT 10(q) – FORM OF

FEBRUARY 28, 2003 INDEMNIFICATION AGREEMENT
BY AND AMONG ZAPATA AND THE
DIRECTORS AND OFFICERS OF THE COMPANY

The Indemnification Agreement filed as Exhibit 10(q) is substantially identical in all material respects to the indemnification agreements which have been entered into by Zapata Corporation and the following directors and officers effective as of February 28, 2003:

     Avram A. Glazer

     Bryan G. Blazer

     Darcie S. Glazer

     Edward S. Glazer

     Gordon Forth

     Robert V. Leffler, Jr.

     John R. Halldow

     Leonard DiSalvo